UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2017

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2017, Cardinal Health, Inc. (the “Company”) announced that, effective January 1, 2018, the Company’s Board of Directors (the “Board”) has elected Michael C. Kaufmann, 54, as Chief Executive Officer (“CEO”) of the Company. Mr. Kaufmann will succeed George S. Barrett, 62, Chairman and CEO of the Company, who will continue to serve as Executive Chairman of the Board through the 2018 Annual Meeting of Shareholders. At that time, Mr. Barrett will retire and Gregory B. Kenny, the Board’s independent Lead Director, will succeed Mr. Barrett as Chairman of the Board. The Board also increased the size of the Board to 12 members and elected Mr. Kaufmann to the Board, effective January 1, 2018. Finally, the Board elected Jorge M. Gomez, 50, as Chief Financial Officer (“CFO”) of the Company, effective January 1, 2018.
Mr. Kaufmann has served as CFO of the Company since November 2014. From August 2009 until November 2014, he served as CEO, Pharmaceutical segment. Mr. Gomez has served as Senior Vice President and CFO, Medical segment since June 2015. From February 2012 until June 2015, he was Senior Vice President and CFO, Pharmaceutical segment.
In connection with assuming the CEO role, the Human Resources and Compensation Committee of the Board (the “HRCC”) took the following actions with respect to Mr. Kaufmann’s compensation: (1) increased his base salary to $1,150,000; (2) set his target annual bonus at 150% of his salary; (3) set his target long-term incentive at $8,000,000; (4) granted him restricted share units (“RSUs”) effective on November 8, 2017 with a grant value of $3,000,000 that vest ratably over three years; and (5) authorized his personal use of corporate aircraft consistent with Mr. Barrett. In connection with assuming the CFO role, the HRCC took the following actions with respect to Mr. Gomez’s compensation: (1) increased his base salary to $550,000; (2) set his target annual bonus at 100% of his salary; (3) set his target long-term incentive at $1,750,000; and (4) granted him RSUs effective on November 8, 2017 with a grant value of $1,000,000 that vest ratably over three years. For more information regarding the Company’s annual bonus and equity award programs, see the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on September 21, 2017 (the “2017 Proxy Statement”).
On November 5, 2017, the Company amended the employment agreement between the Company and Mr. Barrett. The employment agreement, dated as of September 4, 2012, is filed as Exhibit 10.1 to the Form 8-K filed with the SEC on September 6, 2012 and an amendment, dated August 5, 2015, is filed as Exhibit 10.1 to the Form 8-K filed with the SEC on August 6, 2015. The Company and Mr. Barrett entered into an agreement (the “Letter Agreement”), dated November 5, 2017, which is filed with this Form 8-K as Exhibit 10.1. Below is a summary of the material terms of the Letter Agreement, which is qualified by reference to the Letter Agreement.
As Executive Chairman, Mr. Barrett’s base salary and annual bonus opportunity will remain unchanged, and he will continue to have the benefits and perquisites that he currently has. In general, Mr. Barrett’s retirement will be treated as a “Termination on the Scheduled End Date” under Section 5(e) of the employment agreement, with no severance rights or benefits due, other than (a) the right to a pro-rated bonus for fiscal year 2019 and (b) medical and dental benefits for two years after retirement. He also will be eligible for retirement treatment under the Company’s incentive plans and related agreements as described in the 2017 Proxy Statement.
Item 7.01.     Regulation FD Disclosure.

The Company issued a news release on November 6, 2017 announcing the senior leadership changes, which is being furnished as Exhibit 99.1 to this Form 8-K.
Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits.

10.1	Letter Agreement, dated November 5, 2017, between Cardinal Health, Inc. and George S. Barrett
99.1	News release issued by Cardinal Health, Inc. on November 6, 2017 and furnished with this Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 6, 2017	By:	/s/ Jessica L. Mayer
Name: Jessica L. Mayer
Title: Executive Vice President, Deputy General Counsel and Corporate Secretary

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